                                   EXHIBIT 99

AT THE COMPANY:   Daniel D. Viren, Senior Vice President-Finance  (614) 864-6400
                  Roy Youst, Director Corporate Communications  (614) 864-6400

FOR IMMEDIATE RELEASE: Tuesday, November 8, 2005

               R.G. BARRY CORPORATION REPORTS 3RD QUARTER RESULTS
 Slipper Marketer's Performance Improvement Continues Under New Operating Model

PICKERINGTON, Ohio - Tuesday, November 8, 2005 - R.G. BARRY CORPORATION (OTC BULLETIN BOARD: RGBC) today reported operating results for the third quarter and nine months ended October 1, 2005.

For the quarter, the Company reported:

        - Net sales of $35.4 million, up slightly from net sales of $34.6 million in the third quarter of 2004.

        - Net earnings of approximately $4.3 million, or $0.43 cents per basic share and $0.42 cents per diluted share, compared to a quarterly net loss of $1.1 million, or $0.11 loss per basic and diluted share, in the third quarter of 2004. The 2004 quarterly net loss included restructuring and asset impairment charges of about $4.2 million related to the Company's phase out of its manufacturing operations and implementation of a new business model. Comparable charges in the third quarter this year totaled $529 thousand.

        - Gross profit as a percent of sales improved to 40.4 percent under the Company's revamped operating model compared to 37.1 percent in the third quarter of 2004.

        - Selling, general and administrative expenses declined to approximately $9.3 million from approximately $9.7 million in the comparable period of 2004.

For the nine months, the Company reported:

        - Net sales of $68.6 million compared to net sales of $67.5 million in the first nine months of 2004.

        - Net earnings of approximately $3.3 million, or a $0.33 cents per basic and diluted share, compared to a net loss of $24.2 million, or $2.46 loss per basic and diluted share, in the equivalent period of 2004. Included in the 2004 nine-month net loss were restructuring and asset impairment charges of $16.1 million. Comparable charges in the first nine months this year totaled approximately $879 thousand.

        - Gross profit as a percent of sales for the period also continued to improve at 40.8 percent, up from 33.1 percent for the first nine months of 2004.

        - Selling, general and administrative expenses declined to approximately $23.5 million from approximately $29.8 million in the first nine months of 2004.

"We are encouraged by the improved results and return to profitability reported today," said Thomas M. Von Lehman, President and Chief Executive Officer. "These results are directly linked to the successful implementation of our refocused business model and, we believe they are indicative of the kind of results we are capable of producing going forward.

"We are continuing to refine our business with an eye toward better serving our retailing partners and further enhancing the image and reach of the Dearfoams family of brands. While we are seeking ways to lessen the highly seasonal nature of our business, our annual results remain highly dependent upon a healthy holiday sell-through at retail. Entering the 2005 holiday selling season, we believe we have the products and tools in place to be successful, but the final result ultimately rests with holiday shoppers in the critical weeks around Christmas.

"Our overall outlook for 2005 remains unchanged. We expect net sales to be relatively flat against 2004, and we believe we will end the year profitably," Mr. Von Lehman said.

The Company also reported today that it has made application for listing on the American Stock Exchange. The American Stock Exchange has not yet approved the Company's listing application, which is subject to numerous qualitative and quantitative standards.

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 1 p.m. EST today. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at (888) 530-7880 or (706) 634-1795 until five minutes before starting time. To listen via the Internet, go to (www.rgbarry.com) at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.

Replays of the call will be available shortly after its completion. The audio replay can be accessed through November 15, 2005, by calling (800) 642-1687 or
(706) 645-9291 and using pass code 1837360; or for 30 days by visiting the Company's Web site at (www.rgbarry.com). A written transcript of the call will be available for 12 months at the Company's Web site under the "Investors/News Release" section.

R.G. Barry Corporation, the Dearfoams(R) company, is one of the world's leading developers and marketers of comfort footwear for at and around the home. The Company's primary brands include Dearfoams(R) and EZfeet(R). To learn more about the Dearfoams(R) company, visit our Web sites at (www.rgbarry.com) or (www.dearfoams.com).

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to continue sourcing products from outside North America without incurring substantial unplanned costs and without negatively impacting delivery times or product quality; our ability to comply with the various terms and covenants of our asset-based lending facility with CIT Commercial Services; the Company's ability to maintain its inventory levels in accordance with its plans; the continued demand for the Company's products by its customers and the continuing willingness of its customers and suppliers to support the Company; the strength of the retail market, especially during the holiday selling period; the unexpected loss of key management or one or more of our key customers; a decision by the American Stock

Exchange that the Company does not meet the listing requirements of that exchange; and the impact of competition on the Company's market share. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings including our Annual Report on Form 10-K for the fiscal year ended January 1, 2005. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.


                              --tables to follow--

                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (in thousands of dollars, except for per share data)

                                        Thirteen weeks ended                           Thirty-nine weeks ended
                                        --------------------                           -----------------------
                                       October 1       October 2       % Incr.         October 1       October 2       % Incr.
                                            2005            2004       (Decr.)              2005            2004       (Decr.)
                                            ----            ----       -------              ----            ----       -------
Net Sales                                $35,436         $34,573           2.5%          $68,645         $67,519           1.7%
Cost of Sales                             21,112          21,738          -2.9%           40,655          45,138          -9.9%
                                          ------          ------                          ------          ------
     Gross profit                         14,324          12,835          11.6%           27,990          22,381          25.1%
Selling, general and
  administrative expenses                  9,347           9,748          -4.1%           23,540          29,802         -21.0%

Restructuring and asset
  impairment charges                         529           4,216         -87.5%              879          16,117         -94.5%
                                             ---           -----                             ---          ------
Operating profit (loss)                    4,448         (1,129)         494.0%            3,571         (23,538)        115.2%

Other income                                 139              45         208.9%              229             135          69.6%

Interest expense, net                      (301)           (396)         -24.0%            (540)            (928)        -41.8%
                                           -----           -----                           -----           -----

Income (loss) from continuing
  operations before income tax
  and minority interest                    4,286         (1,480)         389.6%            3,260         (24,331)        113.4%
Income tax (expense) benefit                (26)              57        -145.6%             (83)            (171)        -51.5%
Minority interest in income of
  consolidated subsidiaries, net
  of tax                                      --             (3)                              --             (12)
                                              --             ---                              --            ----
Income (loss) from continuing
  operations                               4,260         (1,426)         398.7%            3,177         (24,514)        113.0%
Earnings from discontinued
  operations, net of income taxes             24            314          -92.4%               92             330         -72.1%
                                                            ----                              --            ----
     Net earnings (loss)                  $4,284        ($1,112)         485.3%           $3,269        ($24,184)        113.5%
                                          ======        ========                          ======       =========

Earnings (loss) per common share:
     Basic                                 $0.43         ($0.11)                           $0.33          ($2.46)
                                           =====         ======                            =====         =======
     Dulited                               $0.42         ($0.11)                           $0.33          ($2.46)
                                           =====         ======                            =====         =======

Average number of common shares
  outstanding:
     Basic                                 9,878          9,839                            9,852           9,839
                                           =====          =====                            =====           =====
     Dulited                              10,201          9,839                           10,060           9,839
                                          ======          =====                           ======           =====

                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)


                                                                      October 1,        October 2,         January 1,
                                                                            2005              2004               2005
                                                                            ----              ----               ----
ASSETS:
  Cash                                                                    $1,292              $815               $958
  Accounts receivable, net                                                25,381            25,876             10,141
  Assets held for disposal                                                   124               147                 --
  Inventory                                                               30,018            29,549             20,192
  Prepaid expenses                                                         1,430             1,580              1,791
                                                                           -----             -----              -----
     Total current assets                                                 58,245            57,967             33,082
                                                                          ------            ------             ------

  Property, plant and equipment, at cost                                  13,013            14,320             13,705
     Less accumulated depreciation and amoritzation                       10,464            11,211             10,987
                                                                          ------            ------             ------
       Net property, plant and equipment                                   2,549             3,109              2,718
                                                                           -----             -----              -----

  Other assets                                                             3,252             3,334              3,292
                                                                           -----             -----              -----
     Total assets                                                        $64,046           $64,410            $39,092
                                                                         =======           =======            =======

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Short-term notes payable                                                24,207            29,613              4,901
  Current installments of long-term debt                                     770             1,876              1,721
  Accounts payable                                                        10,870             8,757              5,200
  Accrued expenses                                                         5,109             7,566              6,387
                                                                           -----             -----              -----
     Total current liabilities                                            40,956            47,812             18,209
                                                                          ------            ------             ------

  Accrued retirement costs and other                                      14,137            14,221             15,426

  Long-term debt, excluding current installments                             604               745                479
                                                                             ---               ---                ---
     Total liabilities                                                    55,697            62,778             34,114
                                                                          ------            ------             ------

  Minority interest                                                           --               391                 --

  Shareholders' equity, net                                                8,349             1,241              4,978
                                                                           -----             -----              -----
     Total Liabilities and Shareholders' Equity                          $64,046           $64,410            $39,092
                                                                         =======           =======            =======